bBooth To Launch Interactive Music Streaming Service

Global Talent Discovery Platform with Groundbreaking Interactive Streaming Media & First-to-Market Fan Engagement Capabilities
To Be Available Via Mobile App and In-Mall Kiosks

•	Creates Unprecedented Fan Engagement and Monetization Opportunities for Established Artists and Up & Coming Artists
•	Allows Consumers To Interact With Their Favorite Artists
•	Powerful Brand Activation Opportunities

Hollywood, CA – January 28, 2015 – bBooth, Inc. (OTCQB: BBTH) (“bBooth” or the “Company”), The Talent Discovery Company, announces today it has entered into agreements to acquire the intellectual property and certain other assets of technology company, Songstagram Inc. (“Songstagram”).  The acquisition will add a new dimension to the Company’s mall-based audition booth platform, bringing talent discovery and interactive music streaming together in the palm of your hand. Built on a robust social media platform with state-of-the-art messaging and video sharing technology, the new app, tentatively named “kord”, will allow established artists, new artists and fans of both to engage and interact with one another through proprietary, first-to-market technology.

The acquisition will accelerate bBooth’s planned rollout for connecting Hollywood to America’s hometowns, enabling new and emerging talent to be discovered from anywhere, at anytime, through smartphones, tablets, desktops or via bBooth’s in-mall recording studios.

“We continue to eliminate the barriers separating talented everyday people from being discovered and now we’re eliminating the barriers separating established talent from their fans,” states Rory J. Cutaia, CEO of bBooth.  “With the introduction of this technology, singers, actors, comedians and performers of all types will be able to monetize their content through their own online stores built into our app and then interact directly with their fans – the consumers of that content - in ways never before accomplished.” Other fun features include the ability of users to challenge each other to sing-off style battles within the app where their followers vote and the winners receive virtual currency for use in the app, and the ability for users to record a virtual ‘duet’ with one of their favorite celebrity singers, among other features.  “By aligning our interests with those of the artists and other content creators, the revenue generation opportunities are virtually limitless.” bBooth expects the app to be available to the public later this quarter.

About bBooth
At the forefront of the new, ‘experiential, location-based entertainment’ movement, bBooth (OTCQB: BBTH; CUSIP number: 07331L 108), The Talent Discovery Company, is deploying kiosk-sized, family-friendly, professional-quality, TV recording studios in local shopping centers across the country. The audition booths are being seamlessly integrated into a social media, messaging, gaming, music streaming, video sharing mobile app, creating a new, robust talent discovery platform where both fans and established artists alike have a new way to engage, promote and sell music and other video content. For more information on bBooth, visit www.bBooth.com.

For media inquiries, please contact:
Jaymie Scotto & Associates
+1 866.695.3629
pr@jaymiescotto.com

For investor inquiries, please contact:

Rory J. Cutaia
President & CEO
bBooth, Inc.
+1 855.250.2300
rory@bBooth.com

Disclaimer for Forward-Looking Information

Except for statements of historical fact, this news release contains certain “forward-looking information” within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” occur. Forward-looking information in this press release includes, but is not limited to, statements regarding expectations of management regarding: (i) the Company completing the acquisition of the Songstagram app and the assets of Songstagram, (ii) the acquisition accelerating the rollout of bBooth’s talent discovery platform, (iii) the aligned business model and combined technologies creating endless music and fan engagement, (iv) revenue generating opportunities being virtually limitless and the acquisition creating unprecedented monetization opportunities, (v) the Company’s expectations with respect to launching a fully-integrated mobile app, and (vi) the expected timing for launch of the app later this quarter.  Although the Company believes that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements, including, without limitation, the risk that the acquisition will not be consummated for any reason whatsoever, the risk that other parties may assert claims over the Songstagram app or Songstagram’s assets, the risk that users will not download and use the new app to be launched by the Company, the risk of intellectual property disputes claiming rights to the Company’s technology or infringement of other technologies, the risk that the Company will not be able to protect its proprietary technology, the risk that the Company will not get broad market acceptance for its products and services, the risk associated with developing new products and operating as an early stage company, risks related to the Company’s ability to raise the additional funding it will need to continue to pursue its business and product development plans, competition in the industry in which the Company operates, and market conditions.  These forward-looking statements are made as of the date of this news release and, except as required by applicable laws, the Company assumes no obligation to update these forward-looking statements, or to update the reason why actual results may differ from those anticipated in the forward-looking statements.  Additional information about the Company and these and other assumptions, risks and uncertainties, are available in the Company’s public filings with the Securities and Exchange Commission under its profile on EDGAR at www.sec.gov.

###